Copyright © Ciena Corporation 2021. All rights reserved. Proprietary information. Ciena Corporation Period ended July 31, 2021 September 2, 2021 Earnings Presentation

2Copyright © Ciena Corporation 2021. All rights reserved. Proprietary information. Forward-looking statements and non-GAAP measures Information in this presentation and related comments of presenters contain a number of forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include Ciena’s prospective financial results, return of capital plans, business strategies, expectations about its addressable markets and market share, and business outlook for future periods, as well as statements regarding Ciena’s expectations, beliefs, intentions or strategies regarding the future. Often, these can be identified by forward-looking words such as “target” “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “plan,” “predict,” “potential,” “project, “continue,” and “would” or similar words. Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: economic, political and market conditions globally or regionally and their impact on us or our customers; the duration and severity of the COVID-19 pandemic and its impact on market conditions, economic activity, demand for our technology solutions, short- and long-term changes in customer or end user needs, continuity of supply chain, our business operations, liquidity and financial results; business conditions in the networking industry and customer changes in network spending or strategy; our ability to execute successfully our business and growth strategies; seasonality and the timing and size of customer orders, and our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; availability of key components and other supply chain disruptions and their impact on our business and financial results; changes in foreign currency exchange rates affecting revenue and operating expense; factors beyond our control such as natural disasters, acts of war or terrorism, and public health emergencies; adoption of or changes to laws or regulations impacting our business or industry; the impact of the Tax Cuts and Jobs Act and other changes in tax or trade regulations, including the imposition of tariffs, duties or changes in corporate tax rates; changes in estimates of prospective income tax rates and any adjustments to Ciena's provisional estimates whether related to new legislation, further guidance, analysis or otherwise; the impact of and the other risk factors disclosed in Ciena’s periodic reports filed with the Securities and Exchange Commission (SEC) including Ciena’s Annual Report on Form 10-K filed with the SEC on December 18, 2020 and Ciena’s Quarterly Report on Form 10-Q for the third quarter of fiscal 2021 to be filed with the SEC. All information, statements, and projections in this presentation and the related earnings call speak only as of the date of this presentation and related earnings call. Ciena assumes no obligation to update any forward-looking or other information included in this presentation or related earnings calls, whether as a result of new information, future events or otherwise. In addition, this presentation includes historical, and may include prospective, non-GAAP measures of Ciena’s gross margin, operating expense, operating profit, EBITDA, net income, and net income per share. These measures are not intended to be a substitute for financial information presented in accordance with GAAP. A reconciliation of non- GAAP measures used in this presentation to Ciena’s GAAP results for the relevant period can be found in the Appendix to this presentation. Additional information can also be found in our press release filed this morning and in our reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission.

COVID-19 response

Safety and community

- Prioritizing health of employees and following CDC guidance for employers
- The vast majority of our employees are working remotely
- Instituted pandemic employee benefits
- Enhanced our corporate charitable matching program for employee donations and volunteering

Result: Our employees have excelled through their continued focus, strength and kindness

Business continuity

- Supply chain design and business continuity planning has enabled us to continue to support customers
- Significant IT investment in digital platforms and virtual collaboration tools has enabled a seamless transition to remote working

Result: We are well positioned to manage through the current set of challenges presented by COVID-19

Financial strength

- We have a strong balance sheet and have demonstrated solid cash flow generation over time
- In light of our confidence around cash generation, we reinstated our share repurchase plan starting in the first quarter of 2021

Result: Our financial strength provides long-term resiliency and differentiated flexibility to support our business

As COVID-19 challenges vary around the world, we remain vigilant and committed to our customers and employees

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4Copyright © Ciena Corporation 2021. All rights reserved. Proprietary information. Q3 FY 2021 results

Q3 FY 2021 key achievements

We are driving the pace of innovation

- WaveLogic™ 5 Extreme (WL5e) added 11 new wins, bringing our total number of revenue customers to 106
- Blue Planet revenue grew 47% YoY
- 10 wins in our Routing and Switching portfolio

We have a durable business and financial model

- Despite headwinds from COVID-19 our profitability has remained strong
  - Adj. operating margin* was 19.1%
- Our balance sheet represents a competitive advantage
  - Ended the quarter with approximately $1.5B in cash and investments
  - Leverage remains below our target level

We are committed to our people and communities

- Published 2020 Sustainability Report highlighting programs that create a more sustainable and connected future
- Advanced our Digital Inclusion program with Building STEPS, an organization that helps Baltimore high school students through college preparedness and exposure to STEM careers
- Surpassed FY21 corporate goal of 20,000 volunteer hours in the communities where our employees live and work

In this challenging period we continued to drive the pace of innovation and demonstrate resilience while focusing on kindness to others

** A reconciliation of these non-GAAP measures to our GAAP results is included in the appendix to this presentation.*

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6Copyright © Ciena Corporation 2021. All rights reserved. Proprietary information. Market context

7Copyright © Ciena Corporation 2021. All rights reserved. Proprietary information. Six mega trends and the innovations that will enable them Fiber Deep (Cable/MSO) Cloud Data Center Mobility & 5G IoT & Connected Objects Living a Hybrid Life

Market leadership

OMDIA

#1 GLOBALLY
- DATA CENTER INTERCONNECT
- DATA CENTER INTERCONNECT FOR ICP/CNPs
- PURPOSE-BUILT/COMPACT MODULAR DCI
- OPTICAL NETWORKING FOR ICP/CNPs
- OPTICAL NETWORK HARDWARE VENDOR SCORECARD
- OPTICAL EQUIPMENT VENDOR LEADERSHIP SP SURVEY
- SLTE WDM
- ACCESS SWITCHING

#1 N. AMERICA
- TOTAL OPTICAL NETWORKING
- DATA CENTER INTERCONNECT
- PURPOSE-BUILT/COMPACT MODULAR DCI
- TOTAL WDM
- LH WDM
- METRO WDM
- SLTE WDM
- ACCESS SWITCHING

#2 GLOBALLY
- TOTAL OPTICAL NETWORKING
- TOTAL WDM
- LH WDM

Optical Networking Report, 2Q21
Data Center Interconnect Market Share Report, 2Q21
Optical Network HW Vendor Scorecard, Jun 2020
Optical Equipment Vendor Leadership Global Service Provider Survey, Dec 2019
Service Provider Routers & Switches Report, 2Q21

Cignal AI Active Insight

#1 GLOBALLY
- PURPOSE-BUILT/COMPACT MODULAR DCI
- OPTICAL FOR CLOUD & COLO
- SLTE WDM

#1 N. AMERICA
- TOTAL OPTICAL NETWORKING
- PURPOSE-BUILT/COMPACT MODULAR DCI
- TOTAL WDM
- LH WDM
- METRO WDM
- SLTE WDM

#2 GLOBALLY
- TOTAL OPTICAL NETWORKING
- TOTAL WDM
- LH WDM

Optical Transport Hardware Report, 2Q21
Transport Customer Markets Report, 1Q21
Transport Applications Report, 1Q21

DELL'ORO GROUP

#1 GLOBALLY
- DATA CENTER INTERCONNECT
- INTERNET CONTENT PROVIDER CUSTOMERS
- PURPOSE-BUILT/COMPACT MODULAR DCI

#1 N. AMERICA
- DATA CENTER INTERCONNECT
- TOTAL OPTICAL NETWORKING
- OPTICAL PACKET
- TOTAL WDM
- LH WDM
- METRO WDM

#2 GLOBALLY
- TOTAL OPTICAL NETWORKING
- OPTICAL PACKET
- TOTAL WDM
- LH WDM
- METRO WDM
- CABLE MSO CUSTOMERS

Optical Transport Report, 2Q21

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9Copyright © Ciena Corporation 2021. All rights reserved. Proprietary information. Ciena’s Adaptive Network™ vision and portfolio

10Copyright © Ciena Corporation 2021. All rights reserved. Proprietary information. Technical and professional services that help customers build, operate, and optimize their networks Predictive analytics and machine learning based on both big data and small data Dynamic pool of virtual and physical network resources; instrumented, open, scalable, and secure Federated inventory, open domain control, and multi-layer orchestration Our vision for a new network end-state How it works

11Copyright © Ciena Corporation 2021. All rights reserved. Proprietary information. Our portfolio Enabling the Adaptive Network™ CIENA SERVICES A consultative approach to build, operate, and continually improve customers’ networks to accelerate their unique journey to the Adaptive Network. We bring experienced technical personnel, best practices, and processes—along with the most effective tools for handling network complexities to work alongside customers every step of the way. ANALYTICS AND INTELLIGENCE Ciena and Blue Planet® Unified Assurance and Analytics: Open suite of software products that unifies multi-layer, multi- domain assurance, with AI-powered analytics to provide strategic insights to transform and simplify business, IT, and network operations. MCP Advanced Apps: Applications designed to enhance operations and simplify user experience for optimization of multi-layer network performance, featuring Liquid Spectrum™ for increased optical network capacity and service availability, and Adaptive IP™ Apps for advanced real-time visualization and analysis of IP networks. PROGRAMMABLE INFRASTRUCTURE Converged Packet-Optical Networking: Software-programmable platforms, featuring Ciena’s award-winning WaveLogic™ Photonics with optional agnostic packet/OTN switching, designed to maximize scale, flexibility, and open networking. Optimizes network performance across applications from metro to submarine, and is the dominant portfolio used globally for Data Center Interconnect. Routing and Switching: Purpose-built routing, switching, and x86 VNF hosting platforms—using a common Service-Aware Operating System (SAOS)—provide the building blocks for low-touch, high-velocity IP, Segment Routing, Ethernet, MPLS, and 10G PON in access to metro networks. SOFTWARE CONTROL AND AUTOMATION Blue Planet® multi-domain orchestration, federated inventory, and service order management solutions support the broadest range of closed-loop automation use cases across multi-layer, multi-vendor networks. Ciena’s Manage, Control and Plan (MCP) domain controller provides intelligent, data-driven software-defined programmability to lifecycle operations of Ciena networks.

12Copyright © Ciena Corporation 2021. All rights reserved. Proprietary information. Q3 FY 2021 results

Q3 FY 2021 key highlights

Achieving balanced growth

- Non-telco represented 42% of total revenue
  - Direct web-scale increased 24% sequentially, representing 25% of total revenue
- EMEA revenue increased 16% YoY, representing 19% of total revenue
- Blue Planet revenue increased 47% YoY

Driving the pace of innovation

- GAAP R&D investment was approximately 15% of total revenue
- 675 100G+ total customers, which includes 28 new wins on WaveLogic Ai and 11 new wins on WaveLogic 5 Extreme
- WL5e has now shipped to 106 customers

Prioritizing long term shareholder value

- Total shareholder return three year CAGR of 27%*
- Repurchased approximately 468,400 shares as part of our equity repurchase program

** 8/27/2018 to 8/27/2021, S&P Capital IQ*

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14Copyright © Ciena Corporation 2021. All rights reserved. Proprietary information. Q3 FY 2021comparisons (year-over-year) * A reconciliation of these non-GAAP measures to our GAAP results is included in the appendix to this presentation. Revenue (in millions) Adj. Gross Margin* Adj. Operating Margin* Adj. OpEx* (in millions) Adj. EBITDA* (in millions) Adj. EPS*

15Copyright © Ciena Corporation 2021. All rights reserved. Proprietary information. Q3 FY 2021 comparative operating metrics Q3 FY 2021 Q3 FY 2020 Cash and Investments $1.5B $1.2B Cash Flow from Operations $69M $175M DSO 89 75 Inventory Turns 4.5 4.8 Gross Leverage 1.1x 1.1x Net Cash $724.2M $410.0M

16Copyright © Ciena Corporation 2021. All rights reserved. Proprietary information. Q3 FY 2021 comparative financial highlights * A reconciliation of these non-GAAP measures to our GAAP results is included in the press release for the relative period. Q3 FY 2021 Q3 FY 2020 Revenue $988.1M $976.7M Adjusted Gross Margin* 48.5% 48.2% Adjusted Operating Expense* $290.4M $251.2M Adjusted Operating Margin* 19.1% 22.4% Adjusted EBITDA* $213.7M $241.1M Adjusted EPS* $0.92 $1.06

17Copyright © Ciena Corporation 2021. All rights reserved. Proprietary information. Revenue by segment (Amounts in millions) Q3 FY 2021 Q3 FY 2020 Revenue %** Revenue %** Networking Platforms Converged Packet Optical 712.9 72.1 722.5 74.0 Routing and Switching 69.7 7.1 79.8 8.1 Total Networking Platforms 782.6 79.2 802.3 82.1 Platform Software and Services 56.9 5.8 46.4 4.8 Blue Planet Automation Software and Services 16.6 1.7 11.3 1.1 Global Services Maintenance Support and Training 74.0 7.5 69.1 7.1 Installation and Deployment 46.7 4.7 39.8 4.1 Consulting and Network Design 11.3 1.1 7.8 0.8 Total Global Services 132.0 13.3 116.7 12.0 Total $988.1 100.0% $976.7 100.0% * A reconciliation of these non-GAAP measures to our GAAP results is included in the appendix to this presentation. ** Denotes % of total revenue

18Copyright © Ciena Corporation 2021. All rights reserved. Proprietary information. Continued revenue strength derived from non-telco customers* *represents 42.1% of total revenue in Q3 FY 2021

19Copyright © Ciena Corporation 2021. All rights reserved. Proprietary information. Revenue by geographic region 17% 14% 11% 11%10% 19% 20% 19% 19% 73% 64% 66% 70% 70% 17%

20Copyright © Ciena Corporation 2021. All rights reserved. Proprietary information. Source: Company filings Industry Average: ACIA, ADTN, ADVA, CSCO, INFN1, JNPR and NOKIA Networks segment Delivering consistent financial performance a. INFN represents INFN+Coriant from the time the acquisition closed

21Copyright © Ciena Corporation 2021. All rights reserved. Proprietary information. Q3 FY 2021 appendix

22Copyright © Ciena Corporation 2021. All rights reserved. Proprietary information. Q3 FY 2021 Q2 FY 2021 Q1 FY 2021 Q4 FY 2020 Q3 FY 2020 GAAP gross profit $474,550 $412,419 $357,891 $404,349 $464,681 Share-based compensation-products 1,037 498 953 724 960 Share-based compensation-services 1,315 1,421 1,205 968 1,007 Emergency Wage Subsidy - products (94) (4,189) — — — Emergency Wage Subsidy - services (47) (2,620) — — — Amortization of intangible assets 2,857 2,856 3,732 3,732 3,834 Total adjustments related to gross profit 5,068 (2,034) 5,890 5,424 5,801 Adjusted (non-GAAP) gross profit $479,618 $410,385 $363,781 $409,773 $470,482 Adjusted (non-GAAP) gross profit percentage 48.5% 49.2% 48.0% 49.5% 48.2 % Gross Profit Reconciliation (Amounts in thousands)

Operating Expense Reconciliation
(Amounts in thousands)

	Q3 FY 2021	Q2 FY 2021	Q1 FY 2021	Q4 FY 2020	Q3 FY 2020
GAAP operating expense	$326,027	$278,790	$282,096	$310,866	$276,645
Share-based compensation-research and development	5,541	5,844	4,794	4,030	4,286
Share-based compensation-sales and marketing	6,534	6,610	5,816	5,137	5,180
Share-based compensation-general and administrative	8,237	6,743	6,358	5,982	5,940
Emergency Wage Subsidy-research and development	(596)	(28,923)	—	—	—
Emergency Wage Subsidy-sales and marketing	(53)	(2,551)	—	—	—
Emergency Wage Subsidy-general and administrative	(46)	(2,161)	—	—	—
Significant asset impairments and restructuring costs	9,789	8,209	5,867	7,854	6,515
Amortization of intangible assets	5,967	6,019	5,910	5,851	5,840
Acquisition and integration costs (recoveries)	259	294	307	3,127	(2,329)
Total adjustments related to operating expense	35,632	84	29,052	31,981	25,432
Adjusted (non-GAAP) operating expense	**$290,395**	**$278,706**	**$253,044**	**$278,885**	**$251,213**

Income from Operations Reconciliation
(Amounts in thousands)

	Q3 FY 2021	Q2 FY 2021	Q1 FY 2021	Q4 FY 2020	Q3 FY 2020
GAAP income from operations	$148,523	$133,629	$75,795	$93,483	$188,036
Total adjustments related to gross profit	5,068	(2,034)	5,890	5,424	5,801
Total adjustments related to operating expense	35,632	84	29,052	31,981	25,432
Total adjustments related to income from operations	40,700	(1,950)	34,942	37,405	31,233
Adjusted (non-GAAP) income from operations	**$189,223**	**$131,679**	**$110,737**	**$130,888**	**$219,269**
Adjusted (non-GAAP) operating margin percentage	**19.1 %**	**15.8 %**	**14.6 %**	**15.8 %**	**22.4 %**

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Net Income Reconciliation
(Amounts in thousands)

	Q3 FY 2021	Q2 FY 2021	Q1 FY 2021	Q4 FY 2020	Q3 FY 2020
GAAP net income	$238,232	$103,117	$55,348	$65,041	$142,267
Exclude GAAP provision (benefit) for income taxes	(96,690)	21,453	11,966	20,798	38,750
Income before income taxes	141,542	124,570	67,314	85,839	181,017
Total adjustments related to income from operations	40,700	(1,950)	34,942	37,405	31,233
Unrealized (gain) loss on equity investment	—	165	—	(2,681)	—
Adjusted income before income taxes	182,242	122,785	102,256	120,563	212,250
Non-GAAP tax provision on adjusted income before income taxes	37,360	25,171	20,962	26,042	45,846
Adjusted (non-GAAP) net income	**$144,882**	**$97,614**	**$81,294**	**$94,521**	**$166,404**
Weighted average basic common shares outstanding	155,271	155,331	155,174	154,706	154,184
Weighted average diluted potential common shares outstanding[1]	156,744	156,876	156,583	156,563	156,318

Net Income per Common Share

	Q3 FY 2021	Q2 FY 2021	Q1 FY 2021	Q4 FY 2020	Q3 FY 2020
GAAP diluted net income per potential common share	$ 1.52	$ 0.66	$ 0.35	$ 0.42	$ 0.91
Adjusted (non-GAAP) diluted net income per potential common share	**$ 0.92**	**$ 0.62**	**$ 0.52**	**$ 0.60**	**$ 1.06**

1. Weighted average diluted potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share for the third quarter of fiscal 2021 includes 1.5 million shares underlying certain stock option and stock unit awards.

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25Copyright © Ciena Corporation 2021. All rights reserved. Proprietary information. Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA) Q3 FY 2021 Q2 FY 2021 Q1 FY 2021 Q4 FY 2020 Q3 FY 2020 Net income (GAAP) $238,232 $103,117 $55,348 $65,041 $142,267 Add: Interest expense 7,776 7,785 7,360 7,395 7,251 Less: Interest and other income (loss), net 795 (1,274) (1,121) (249) 232 Add: Provision (benefit) for income taxes (96,690) 21,453 11,966 20,798 38,750 Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements 24,623 24,107 23,188 23,538 21,989 Add: Amortization of intangible assets 8,824 8,875 9,642 9,584 9,674 EBITDA $181,970 $166,611 $108,625 $126,605 $219,699 Less: Canadian Emergency Wage Subsidy 836 40,444 — — — Add: Share-based compensation cost 22,471 21,535 18,964 16,920 17,259 Add: Significant asset impairments and restructuring costs 9,789 8,209 5,867 7,854 6,515 Add: Acquisition and integration costs (recoveries) 259 294 307 3,127 (2,329) Adjusted EBITDA $213,653 $156,205 $133,763 $154,506 $241,144 Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA) (Amounts in thousands)